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          FEDERAL IDENTIFICATION                     FEDERAL IDENTIFICATION
          NO. 043112716                              NO.

                       THE COMMONWEALTH OF MASSACHUSETTS
                             WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512

                              ARTICLES OF MERGER*
                    (GENERAL LAWS, CHAPTER 156B, SECTION 79)

*merger of                           ECI, Inc., a Massachusetts corporation
                                     and
                                     CollegeLink.com Incorporated,
                                     a Delaware corporation

                                     -------------------------------------,
                                         the constituent corporations, into
                                     CollegeLink.com Incorporated,

*one of the constituent corporations organized under the laws of: Delaware.

The undersigned officers of each of the constituent corporations certify under the penalties of perjury as follows:

1. An agreement of *merger has been duly adopted in compliance with the requirements of General Laws, Chapter 156B, Section 79, and will be kept as provided by Subsection (c) thereof. The *surviving corporation will furnish a copy of said agreement to any of its stockholders, or to any person who was a stockholder of any constituent corporation, upon written request and without charge.

2. The effective date of the *merger determined pursuant to the agreement of *merger shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing:

                                      N/A

3. (For a merger)
*The following amendments to the Articles of Organization of the surviving corporation have been effected pursuant to the agreement of merger:

                                      None

(For a consolidation)
(a) The purpose of the resulting corporation is to engage in the following business activities:

                                      N/A

*Delete the inapplicable words.
Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet as long as each article requiring each addition is clearly indicated.

                                                                THE SECRETARY OF
                                                                THE COMMONWEALTH
                                                               99 AUG 10 PM 3:51

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(For a consolidation)
(b) State the total number of shares and the par value, if any, of each class of stock which the resulting corporation is authorized to issue:

-------------------------------------------------------------------------------
        WITHOUT PAR VALUE                            WITH PAR VALUE
-------------------------------------------------------------------------------
  TYPE        NUMBER OF SHARES         TYPE    NUMBER OF SHARES   PAR VALUE
-------------------------------------------------------------------------------
 Common:                              Common
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
 Preferred:                           Preferred
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

**(c) If more than one class of stock is authorized, state a distinguishing designation for each class and provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of each class and of each series then established.



**(d) The restrictions, if any, on the transfer of stock contained in the agreement of consolidation are:



**(e) Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:




ITEM 4 BELOW MAY BE DELETED IF THE SURVIVING CORPORATION IS ORGANIZED UNDER THE LAWS OF A STATE OTHER THAN MASSACHUSETTS.

4. The information contained in Item 4 is not a permanent part of the Articles of Organization of the "resulting/*surviving corporation.

(a) The street address (post office boxes are not acceptable) of the *resulting/*surviving corporation in Massachusetts is:



**If there are no provisions state "None".


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(b) The name, residential address and post office address of each director and officer of the *resulting/*surviving corporation is:


NAME                        RESIDENTIAL                   POST OFFICE ADDRESS

President:

Treasurer:

Clerk:

Directors:



(c) The fiscal year end (i.e. tax year) of the *surviving corporation shall end on the last day of the month of:

(d) The name and business address of the resident agent, if any, of the *surviving corporation is:

ITEM 5 BELOW MAY BE DELETED IF THE SURVIVING CORPORATION IS ORGANIZED UNDER THE LAWS OF MASSACHUSETTS.

5. The *surviving corporation hereby agrees that it may be sued in the Commonwealth of Massachusetts for any prior obligation of any constituent Massachusetts corporation, any prior obligation of any constituent foreign corporation qualified under General Laws, Chapter 181, and any obligations hereafter incurred by the *surviving corporation, including the obligation create by General Laws, Chapter 156B, Section 85, so long as any liability remains outstanding against the corporation in the Commonwealth of Massachusetts, and it hereby irrevocably appoints the Secretary of the Commonwealth as its agent to accept service of process in any action for the enforcement of any such obligation, including taxes, in the same manner as provided in Chapter 181.

FOR MASSACHUSETTS CORPORATIONS

The undersigned *President and *Clerk of ECI, Inc., a corporation organized under the laws of Massachusetts, further state under the penalties of perjury that the agreement of *consolidation/*merger has been duly executed on behalf of such corporation and duly approved in the manner required by General
Laws, Chapter 156B, Section 78.

/s/ Thomas J. Burgess, *President

/s/ Richard A. Gariepy, *Clerk

FOR CORPORATIONS ORGANIZED IN A STATE OTHER THAN MASSACHUSETTS

The undersigned, + President and ++ Assistant Secretary of CollegeLink.com Incorporated, a corporation organized under the laws of Delaware, further state under the penalties of perjury that the agreement of *merger has been duly adopted by such corporation in the manner required by the laws of Delaware.

                                    + /s/ Gerald A. Paxton
                                      ---------------------------
                                      Gerald A. Paxton

                                   ++ /s/ Edward F. Hayes
                                      ---------------------------
                                      Edward F. Hayes

 *Delete the inapplicable words.

 +Specify the officer having powers and duties corresponding to those of the president or vice president of a Massachusetts corporation organized under General Laws, Chapter 156B.

++Specify the officer having powers and duties corresponding to the clerk or assistant clerk of such a Massachusetts corporation.


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                       THE COMMONWEALTH OF MASSACHUSETTS

                       ARTICLES OF *CONSOLIDATION/*MERGER
                    (General Laws, Chapter 156B, Section 79)

===============================================================================


I hereby approve the within Articles of *Consolidation/*Merger and, the filing fee in the amount of $________, having been paid, said articles are deemed to have been filed with me this ________ day of _________________, 19____.



Effective date______________________________________


                             WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth



                         TO BE FILED IN BY CORPORATION
                      Photocopy of document to be sent to:

Michael D. Webber, Esquire
Foley, Hoag & Eliot LLP
One Post Office Square
Boston, MA 02109
Telephone: 617-832-1000